Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com	EXHIBIT 99.5

30 June 2004

Shire Pharmaceuticals Group plc (the "Company")

Application has been made to the UK Listing Authority and the London Stock Exchange for a listing of 1,944,606 ordinary shares of 5p each in the Company to be admitted to the Official List.

These shares, ranking pari passu in all respects with the existing shares in issue, have been issued pursuant to the exchange of certain Exchangeable Shares in Shire Acquisition Inc., in accordance with the terms of the Merger Agreement with BioChem Pharma Inc.

T May
Company Secretary